Exhibit 10.1

                    AMENDMENT NO. 1

     THIS AMENDMENT NO. 1 (the "Amendment"), dated as of May 12, 2000, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower identified as "Guarantors" on the signature pages hereto, the Lenders identified herein, and BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  W I T N E S S E T H

     WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement, dated as of September 30, 1998 (as amended and modified from time to time, the "Credit Agreement"), by and among the Borrower, certain Subsidiaries of the Borrower identified therein, the Lenders party thereto, Bank One
Wisconsin and U.S. Bank National Association, as
Documentation Agents, and NationsBank, N.A. (now known as Bank of America, N.A.), as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   The Credit Agreement is amended in the
following respects:

     1.1  The following definition is added to Section 1.1:

          "Internet Subsidiary" means
JuneBox.com, Inc., a Wisconsin corporation.

     1.2 A new clause (xv) is added to the definition of Permitted Investments and clause (xiv) thereof is amended, in each case to read as follows:

          (xiv)     Investments in and to the
          Internet Subsidiary, provided that
          the aggregate amount of all
          Investments in and to the Internet
          Subsidiary (including Investments
          made under other clauses of this
          definition of "Permitted
          Investments") do not exceed, on a
          cost basis, $50,000,000 at any time
          outstanding;

          (xv) other loans, advances and
          investments of a nature not
          contemplated in the foregoing
          subsections in an amount not to
          exceed, on a cost basis,
          $15,000,000 in the aggregate at any
          time outstanding.

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     1.3  The LOC Committed Amount as defined and
referenced in Section 2.2(a) is increased from $10,000,000 to $15,000,000.

     1.4 Subclause (i) of clause (b) of Section 3.4 is amended to read as follows:

          (i)  such Net Proceeds are not
          reinvested (or committed to be
          reinvested) in the same or similar
          property or assets within 270 days
          of the date of sale, lease,
          disposition, casualty, theft or
          loss giving rise thereto, and

     1.5  Section 7.9(d) is amended to read as follows:

          (d)  Capital Expenditures.  Members
          of the Consolidated Group will not
          make Capital Expenditures in any
          fiscal year in excess of:

               Fiscal year 2000  $17,000,000
               Fiscal year 2001  $19,000,000
               Fiscal year 2002  $21,000,000
               Fiscal year 2003  $23,000,000

          The unused portion of Capital
          Expenditures permitted but not used
          in any fiscal year may be carried
          over and used in the next fiscal
          year (one-year carry-over).

     2.   Pursuant to Section 5.3 of the Credit
Agreement, the Borrower was required to provide certain items, including mortgages, surveys, title policies, appraisals and environmental reports, for all real property owned by the Borrower on the date twelve months after the Closing Date. The Borrower has not provided the items required by Section 5.3 of the Credit Agreement for the real property identified on
Schedule 1 hereto (the "Owned Real Property").  The
Required Lenders agree that the Borrower shall not be required to provide the items required by Section 5.3 of the Credit Agreement for the Owned Real Property, provided that (a) upon the occurrence and during the continuance of an Event of Default, the Borrower shall promptly provide the items required by Section 5.3 of the Credit Agreement for the Owned Real Property upon the request of the Administrative Agent and the Required Lenders in their sole discretion, (b) in addition to the covenants set forth in Section 8.2, the Borrower shall not contract, create, incur, assume or permit to exist any Lien otherwise permitted by clause
(xvii) of the definition of "Permitted Liens", and (c) upon the sale, lease, transfer or other disposition of the Owned Real Property (other than pursuant to sale and leaseback transaction for fair value which shall not require a prepayment), the Borrower shall, notwithstanding the provisions of Section 3.4, promptly repay the Term Loan (ratably to the remaining principal amortization installments) in the amount of the Net
Proceeds received from the sale, lease, transfer or other disposition of the Owned Real Property. The
Required Lenders agree to such application of the Net
Proceeds of the sale, lease, transfer or other disposition of the Owned Real Property notwithstanding the provisions of Sections 3.4(b) of the Credit
Agreement.

     3. The Required Lenders agree that, so long as no Default or Event of Default has occurred and is continuing and so long as no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis, (a) notwithstanding the provisions of
Section 7.12 or 8.4(b) of the Credit Agreement, the
Borrower may sell or transfer all or any portion of its capital stock or other ownership interest in the Internet Subsidiary, (b) notwithstanding the provisions of Section 3.3 or 3.4 of the Credit Agreement, the Borrower shall not be required to prepay the Loans or reduce the Commitments by the proceeds of the

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sale or transfer of its ownership interest in the Internet
Subsidiary, and (c) upon the sale or transfer by the Borrower (to a person other than a member of the Consolidated Group) of more than 50% of its capital stock or other ownership interests in the Internet
Subsidiary, the Administrative Agent, on behalf of the Lenders, shall execute such releases and other documents as may be reasonably necessary or desirable to release the Internet Subsidiary from its obligations under the Credit Documents and to release the security interests of the Administrative Agent, for the benefit of the Lenders, in the Collateral (as defined in the Security Agreement) of the Internet Subsidiary and in the capital stock or other ownership interests in the Internet Subsidiary.

     4.   The Borrower has notified the Administrative
Agent that (a) effective February 25, 1999, Re-Print,
LLC, a Subsidiary of the Borrower and a Guarantor under
the Credit Agreement, changed its name to
ClassroomDirect.com, LLC, (b) effective December 26,
1998, Beckley-Cardy, Inc., a Subsidiary of the
Borrower, merged into The National School Supply
Company, a Subsidiary of the Borrower and a Guarantor
under the Credit Agreement ("National School"), (c)
effective December 26, 1998, National School merged
into the Borrower and (d) effective December 31, 1999,
Sax Arts & Crafts, Inc., a Subsidiary of the Borrower
and a Guarantor under the Credit Agreement, merged into
the Borrower.  Pursuant to Section 6.3(c) of the
Security Agreement, the Borrower is required to provide
the Administrative Agent with 30 days' prior written
notice of any change in name or change in corporate
structure.  The Borrower's failure to comply with
Section 6.3(c) of the Security Agreement is an Event of
Default pursuant to Section 9.1(d) of the Credit
Agreement.   The Required Lenders hereby waive any
Default or Event of Default which may have existed prior to the date hereof solely as a result of the Borrower's failure to comply with Section 6.3(c) of the Security Agreement with respect to the name change and corporate structure changes described in clauses (a),
(b), (c) and (d) of this Section 4.

     5.   The Borrower hereby gives notice to the
Administrative Agent and the Lenders that all notices and other communications to the Borrower shall be provided in accordance with Section 11.1 of the Credit
Agreement to the address set forth below:

                    School Specialty, Inc.
                    426 West College Avenue
                    Appleton, Wisconsin  54911
                    Attn:     Mary Kabacinski
                    Telephone:  920-882-5852
                    Telecopy:   920-882-5863

     6. This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions precedent:

          (a)  receipt by the Administrative Agent of
     multiple counterparts of this Amendment, executed by the Borrower, the Guarantors and the Required
     Lenders;

          (b)  receipt by the Administrative Agent of
     multiple counterparts of a Joinder Agreement, executed and delivered by the Internet Subsidiary, together with (i) an officer's certificate of the Internet Subsidiary dated as of the date of the Joinder Agreement and substantially in the form of
     Schedule 5.1(i)(v) to the Credit Agreement with appropriate insertions and attachments, (ii) an opinion of counsel to the Internet Subsidiary relating to the Joinder Agreement and the transactions contemplated therein, in form and substance satisfactory to the Administrative Agent and the Required Lenders, and (iii) UCC-1financing statements and such other documents as are necessary to perfect the security interest of the Administrative

     Agent, for the benefit of the
     Lenders, in the Collateral (as defined in the Security Agreement) of the Internet Subsidiary;
     and

          (c)  receipt by the Administrative Agent of
     multiple counterparts of a pledge joinder agreement, executed and delivered by the Borrower, pursuant to which the Borrower pledges its capital stock and other ownership interests in the Internet Subsidiary to the Administrative Agent, for the ratable benefit of the Lenders, under the terms of the Pledge Agreement, together with (i) certified resolutions of the Borrower relating to the Pledge Joinder Agreement and the transactions contemplated therein and (ii) the stock certificates evidencing the capital stock and other ownership interests of the Borrower in the Internet Subsidiary, together with undated stock powers executed in blank.

     7. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other
Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     8. The Credit Parties hereby affirm that the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period).

     9. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

     10. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     11. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     12.  This Amendment shall be deemed to be a
contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

     [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:           SCHOOL SPECIALTY, INC.
                    a Delaware corporation

                    By:  /s/ Mary M. Kabacinski
                        -----------------------------
                    Name: Mary M. Kabacinski
                    Title: CFO

GUARANTORS:         CHILDCRAFT EDUCATION CORP.,
                    a New York corporation
                    CLASSROOMDIRECT.COM, LLC,
                    a Delaware limited liability company
                    BIRD-IN-HAND WOODWORKS, INC.,
                    a New Jersey corporation
                    SPORTIME, LLC,
                    a Delaware limited liability company
                    JUNEBOX.COM, INC.,
                    a Wisconsin corporation

                    By:  /s/ Daniel P. Spalding
                       -------------------------
                    Name: Daniel P. Spalding
                    Title: CEO

              [Signature Pages Continue]

LENDERS: BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., individually as a Lender and in its capacity as Administrative Agent

                    By:  /s/ Michael R. Heredia
                       ------------------------------
                    Name: Michael R. Heredia
                    Title: Managing Director

                    BANK ONE, NA (main office, Chicago)

                    By:  /s/ Anthony F. Maggiore
                       ----------------------------------
                    Name: Anthony F. Maggiore
                    Title: Managing Director

                    U.S. BANK NATIONAL ASSOCIATION

                    By:  /s/ Elliot Jaffee
                        --------------------------------
                    Name: Elliot Jaffee
                    Title: Senior Vice President

                    THE BANK OF NEW YORK

                    By:  _______________________________
                    Name:
                    Title:

                    HARRIS TRUST AND SAVINGS BANK

                    By:  /s/ George M. Dluhy
                       ---------------------------------
                    Name:  George M. Dluhy
                    Title: Vice President

                    FIRSTAR BANK MILWAUKEE, N.A.

                    By:  _______________________________
                    Name:
                    Title:

                    CITIZENS BANK OF MASSACHUSETTS AS SUCCESSOR
                    TO US TRUST

                    By:  /s/ Thomas F. Macina
                       ----------------------------------
                    Name: Thomas F. Macina
                    Title: Director

              [Signature Pages Continue]

                    LASALLE NATIONAL BANK

                    By:  _______________________________
                    Name:
                    Title:

                    ST. FRANCIS BANK, F.S.B.

                    By:  /s/ John C. Tans
                        --------------------------------
                    Name: John C. Tans
                    Title: Vice President

                    UNION BANK OF CALIFORNIA, N.A.

                    By:  /s/ Patricia C. Rohling
                        --------------------------------
                    Name: Patricia C. Rohling
                    Title: Senior Vice President

                      SCHEDULE 1


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